Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board

of Directors Barclays PLC:
We consent to the incorporation

by reference in the registration statement (No: 333-223156)

on Form F-3

and in the registration statements

(Nos:
333

-225082,

333-216361,

333-195098, 333

-183110,

333

-173899, 333

-167232 and 333

-153723)

on Form S-8

of Barclays PLC of our report dated
February

12, 2020,

with respect to the

consolidated balance sheets of Barclays PLC as of December

31, 2019

and 2018, and the related
consolidated income statements, statements of comprehensive

income, statements

of changes in equity, and

cash flow statements for each of the
years in the three-year period

ended December

31, 2019, and the related notes and specific disclosures described in Note 1 to the consolidated financial statements as being part of the consolidated financial statements, and the effectiveness of internal control over

financial reporting as of
December 31,

2019,

which report appears in the December 31,

2019

Annual Report on Form 20

-F

of Barclays PLC.

Our report

refers to a change in accounting for financial instruments in 2018 due to the adoption of International Financial Reporting Standard

9
Financial Instruments.

/s/ KPMG LLP
London, United Kingdom
February

13, 2020